INTERCREDITOR AND SUBORDINATION AGREEMENT

This Subordination Agreement (“Agreement”) dated as of April 21, 2006, is entered into by and among the holders of secured convertible notes of the Company listed on Schedule A hereto (collectively, “Subordinated Creditors”), WinWin Gaming, Inc., a Delaware corporation (the “Company”), and Solidus Networks, Inc., a Delaware corporation (“Senior Creditor”).

Recitals

A. Company and Senior Creditor have entered into that certain Amended and Restated Secured Promissory Note dated as of January 17, 2006, as amended on April ___, 2006 (the “Senior Note”) pursuant to which Senior Creditor has agreed to extend and make available to Company certain advances of money upon the terms and conditions set forth in the Senior Note and the other loan documents related to the Senior Note. In addition, Company has issued to Senior Creditor that certain Security Agreement (the “Senior Security Agreement”) dated as of September 30, 2005, as amended on April ___, 2006 under the Senior Note, (the Senior Note, the Senior Security Agreement, all as amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such agreements or instruments (whether provided by the original Senior Creditor under such agreements, by successors or assigns or by Refinancing Senior Lenders (as defined in Section 15 hereof)), together with all instruments and documents executed in connection therewith, are referred to herein as the “Senior Creditor Documents”).

B. Company has issued to Subordinated Creditors a Secured Convertible Promissory Note dated April __, 2006 in the aggregate principal amount of up to $2,000,000, a copy of which is attached hereto as Exhibit A (the “Subordinated Note”) and as purchased by the Subordinated Creditors as set forth on Schedule A hereto, evidencing a certain loan made by Subordinated Creditors to Company. The Subordinated Note is secured by a Security Agreement (the “Subordinated Security Agreement”) among Subordinated Creditors and Company (Subordinated Note, Subordinated Security Agreement, all as amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such agreements or instruments, together with all instruments and documents executed in connection therewith, are referred to herein as the “Subordinated Creditors Documents”).

C. Senior Creditor requires that Subordinated Creditors subordinate, and Subordinated Creditors has agreed to subordinate, the repayment of the Subordinated Debt (as defined below) and Subordinated Creditors’s rights and remedies relating thereto under the Subordinated Creditors Documents to the payment and performance in full of the Senior Debt (as defined below) and Senior Creditor’s rights and remedies relating thereto under the Senior Creditor Documents.

D. Senior Creditor requires that Subordinated Creditors subordinate, and Subordinated Creditors has agreed to subordinate, the security interest and lien of Subordinated Creditors in and to the Collateral (as defined in the Subordinated Security Agreement and referred to herein as “Collateral”) to the security interest and lien of Senior Creditor in the Collateral, and to Senior Creditor’s rights and remedies as a secured party related thereto.

E. Senior Creditor and Subordinated Creditors desire to set forth their respective rights with respect to the obligations, liabilities and indebtedness now or hereafter owing to each of them by Company.

Agreement

Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, each of Company, Senior Creditor and Subordinated Creditors hereby agree as follows:

1.  Definitions. Unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended, as codified under the Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

“Senior Debt” means (i) all indebtedness and other obligations of Company in favor of Senior Creditor under the Senior Creditor Documents, including without limitation, the principal amount of all indebtedness outstanding from time to time under the Senior Creditor Documents, provided that, for all purposes of this Agreement, the aggregate principal amount of all indebtedness outstanding from time to time under the Senior Creditor Documents shall be deemed not to exceed the aggregate principal amount of such indebtedness outstanding on the date of this Agreement , and (ii) all amounts due or to become due relating to the foregoing, including, without limitation, all interest, facility, commitment, prepayment and other fees, commissions, fees and costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code).

“Subordinated Debt” means (i) all indebtedness and other obligations of Company in favor of Subordinated Creditors under the Subordinated Creditors Documents and (ii) all amounts due or to become due relating to the foregoing, including, without limitation, all interest, facility, commitment, prepayment and other fees, commissions, fees and costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code).

2.  Subordination; Subrogation.

(a)  Payment Subordination. On the terms and conditions set forth below, the payment and performance of the Subordinated Debt, and Subordinated Creditors’s right to receipt thereof, is and shall be expressly subordinate and junior in time and right of payment to the prior indefeasible payment and performance in full of the Senior Debt. Each reference in this Agreement to “payment and performance in full,” “paid and performed in full” or words to similar effect shall not be deemed to have occurred until (i) the termination of all commitments to extend credit that would constitute Senior Debt, (ii) the payment and performance in full in cash or by other means acceptable to the Senior Creditor of all Senior Debt, including without limitation principal, interest, fees, costs (including without limitation post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against Company in a bankruptcy case under applicable law, but excluding unasserted contingent obligations) and premium, (if any) and (iii) more than 90 days shall have expired after all payments described in the foregoing clause (ii) shall have been made. Subject to and except as set forth in Sections 3, 4 and 6 below, Subordinated Creditors will not ask, demand, sue for, take or receive from Company, by setoff, banker’s lien or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Company, or any successor or assign of Company, including, without limitation, any receiver or trustee (the term “Company” for all purposes herein shall include any such successor or assign of Company) to Subordinated Creditors on account of the Subordinated Debt, unless and until all Senior Debt, existing or hereafter arising, shall have been paid and performed in full.

(b)  Subrogation. If cash or other property otherwise payable or deliverable to Subordinated Creditors shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid and performed in full, then and in such case, Subordinated Creditors shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. No such payments or distributions received by Subordinated Creditors by reason of such subrogation, of cash or other property which would otherwise be paid or distributed to Senior Creditor, shall, as between Company and its creditors other than Senior Creditor, on the one hand, and Subordinated Creditors on the other hand, be deemed to be a payment by Company on account of the Subordinated Debt.

(c)  Lien Subordination. The security interest and liens granted to Senior Creditor by Company for the purpose of securing the Senior Debt, including without limitation, the Collateral, whether or not perfected, or any other lien now or hereafter held by Senior Creditor for the purpose of securing the Senior Debt are and shall remain senior to any security interest now or hereafter granted to Subordinated Creditors by Company for the purpose of securing the Subordinated Debt and any other lien now or hereafter held by Subordinated Creditors, including a judgment lien, for the purpose of securing the Subordinated Debt. The foregoing allocation of priorities shall govern the relationship of the parties with respect to such security interest and liens irrespective of the time or order of attachment or perfection of any of such security interest and liens, the time or order of filing of financing statements, the acquisition of purchase money or other liens, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other liens, the rules for determining priority under any law or rule governing relative priorities of the parties hereto, the fact that any such liens in favor of Senior Creditor with respect to any collateral are (i) subordinated to any lien securing any obligation of Company other than the Subordinated Debt or (ii) otherwise subordinated, voided, avoided, invalidated or lapsed, or any other circumstances whatsoever. For the purposes of the foregoing allocation of priorities, any claim of a right of set-off shall be treated in all respects as a security interest, and no claimed right of set-off shall be asserted by Subordinated Creditors to defeat or diminish the rights or priorities of the lien of Senior Creditor provided for herein.

3.  Permitted Payments; Payment Blockage.

(a)  All principal amounts owed under the Senior Creditor Documents shall remain senior in all respects and be paid in full prior to any payments being made under the Junior Creditor Documents. Notwithstanding anything to the contrary contained in Section 2, above, but subject expressly to Section 3(b), below, Company shall be permitted to make, and Subordinated Creditors shall be permitted to accept or receive all regularly scheduled payments (interest and principal) which shall become due and owing under the Subordinated Creditors Notes when and as such amounts shall become due and payable in accordance with the terms thereof. The payments permitted to be made by Company under this Section 3(a) shall herein be collectively referred to as the “Permitted Payments.”

(b)  Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, Subordinated Creditors shall not, after delivery to Subordinated Creditors of written notice from Senior Creditor stating that an event of default (“Event of Default”) (or an event which with notice or lapse of time or both would become an Event of Default) under the Senior Creditor Documents has occurred and is continuing (a “Default Notice”), accept or receive any payment of any kind, including any Permitted Payment, of or on account of the Subordinated Debt, except for Reorganization Subordinated Securities in connection with any Insolvency or Liquidation Proceeding, unless and until all amounts payable which gave rise to any Event of Default (or an event which with notice or lapse of time or both would become an Event of Default) arising from a failure to pay shall have been fully and finally paid in cash, or any other Event of Default (or an event which with notice or lapse of time or both would become an Event of Default) shall have been timely cured or waived. After expiration of the period described in the preceding sentence, Subordinated Creditors shall be entitled to receive all Permitted Payments not previously paid.

4.  Enforcement Rights and Standstill. Notwithstanding anything herein or in the Subordinated Creditors Documents to the contrary, Subordinated Creditors may not accelerate the maturity of any Subordinated Debt or initiate or pursue any other remedies otherwise available to them, other than as permitted in Section 3, including, without limitation, any enforcement remedy against any security for the Subordinated Debt, until the earlier of: (x) the date on which the Senior Debt shall have been fully and finally paid or satisfied or (y) the passage of one hundred and eighty (180) days following delivery of notice of an Event of Default under the Senior Creditor Documents to Subordinated Creditors (such 180-day period being called the “Standstill Period”), provided, however that:

(a)  the Standstill Period will not apply to Subordinated Creditors for more than an aggregate of 180 days within any period of 360 consecutive days;

(b)  no such Event of Default existing on the date any notice is given pursuant to this Section 4 shall, unless the same shall have ceased to exist for a period of at least 90 consecutive days, be used as a basis for any subsequent such notice;

(c)  no more than one (1) such notice may be given in any 360 day period; and

(d)  the Subordinated Debt shall continue to accrue interest, it being agreed that accrual of interest shall at all times be permitted under this Agreement (but nothing herein constitutes an agreement or assurance by Senior Creditor for the benefit or reliance by Subordinated Creditors that such interest accrual will be permitted or enforceable under applicable law).

(e)  The Standstill Period will end on the earliest of:

(i) the expiration of the 180-day period described above;

(ii) the date of any acceleration of any Senior Debt, provided, however, that if any such acceleration of the Senior Debt is rescinded, the applicable Standstill Period shall be deemed reinstated solely for the remaining portion of the original Standstill Period and any related acceleration of the Subordinated Debt shall be similarly rescinded;

(iii) the commencement of any Insolvency or Liquidation Proceeding;

(iv) the date of any initiation of any judicial proceeding or action against Company by Senior Creditor to collect any portion of the Senior Debt;

(v) the institution of any foreclosure proceeding with respect to the Collateral, or the date that a substantial portion of the assets of Company are offered for sale, sold or otherwise disposed of outside of the ordinary course of business by or at the direction of Senior Creditor;

(vi) the date of any realization by Senior Creditor on a substantial portion of the Collateral pursuant to or in lieu of its exercise of rights under the Senior Credit Documents; and

(vii) the date on which any holder of any other indebtedness which is contractually subordinated to the Senior Debt is permitted to exercise remedies either pursuant to the terms of such contractual subordination or by virtue of any waiver or consent granted by Senior Creditor.

5.  Payment in Trust for Senior Creditor; Specific Performance; Prohibition Against Contesting Liens.

(a)  Any payments or distribution of assets of Company of any kind or character, whether in cash or property, received by Subordinated Creditors on account of the Subordinated Debt or any proceeds of the Collateral (whether or not identifiable) or proceeds of proceeds thereof, other than as permitted in Section 3, shall be held by Subordinated Creditors in trust for the benefit of Senior Creditor, and shall be delivered to Senior Creditor in kind, immediately upon receipt by Subordinated Creditors, for application to the Senior Debt until all such Senior Debt is paid and performed in full.

(b)  If Subordinated Creditors, in violation of this Agreement, commence or participate in any enforcement action against Company or the Collateral without the prior written consent of Senior Creditor, Senior Creditor may interpose as a defense or dilatory plea the making of this Agreement and may intervene and interpose such defense or plea in its name or in the name of Company. Should Subordinated Creditors, in violation of this Agreement, in any way take, or attempt to or threaten to take any action with respect to any Collateral in violation of this Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to the Subordinated Creditors Documents in violation of this Agreement), or fail to take any action required by this Agreement, Senior Creditor (in its own name or in the name of Company) may obtain relief against Subordinated Creditors by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by Subordinated Creditors that (i) Senior Creditor’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) Subordinated Creditors waives any defense that Company or Senior Creditor cannot demonstrate damage and/or be made whole by the awarding of damages.

(c)  Subordinated Creditors agrees that they shall not, and hereby waives any right to, contest, or support any other person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any lien securing the Senior Debt.

6.  Dissolution, Liquidation or Reorganization of Company.

(a)  The following terms shall have the following meanings for all purposes of this Agreement:

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Company as debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Company as debtor or with respect to any substantial part of its assets, (c) any liquidation, dissolution, reorganization or winding up of Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Company.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Reorganization Subordinated Securities” means (i) equity securities or (ii) any notes or other securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment and lien priority to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) at least to the same extent that the Subordinated Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to Company and Senior Creditor than the terms contained in the Subordinated Debt Documents.

(b)  Upon the distribution of any of Company’s assets, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, Senior Creditor shall be entitled to receive payment and performance in full of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

(c)  In connection with any Insolvency or Liquidation Proceeding, until the Senior Debt has been paid (or otherwise satisfied) and performed in full, Subordinated Creditors agree that (a) if Senior Creditor shall desire to permit the use of cash collateral, Subordinated Creditors will not raise any objection to and will not contest (or support any person in objecting to or contesting) such use of cash collateral, (b) Subordinated Creditors will not raise any objection to and will not contest (or support any person in objecting to or contesting) (u) any sale or disposition of any assets of Company that is supported by Senior Creditor, and Subordinated Creditors will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by Senior Creditor and to have released its liens, if any, in such assets upon the consummation of such sale, (v) any debtor in possession financing approved by Senior Creditor, (w) any request by Senior Creditor for adequate protection, (x) any objection by Senior Creditor to any motion, relief, action or proceeding based on Senior Creditor claiming a lack of adequate protection, (y) the payment of interest, fees, expenses or other amounts to Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by Senior Creditor, provided, however, that the foregoing shall not prohibit Subordinated Creditors from seeking adequate protection as provided in Section 6(d), below, and (c) Subordinated Creditors shall not seek to provide any debtor in possession financing without the prior written consent of Senior Creditor. Until the Senior Debt has been paid (or otherwise satisfied) and performed in full, each Subordinated Creditor agrees that it shall not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of Senior Creditor.

(d)  Notwithstanding anything to the contrary in the foregoing, in any Insolvency or Liquidation Proceeding, (x) Subordinated Creditors may seek, support, accept or retain adequate protection (A) only if Senior Creditor is granted adequate protection that includes replacement liens on additional collateral and superpriority claims and (B)(1) solely in the form of a replacement lien on such additional collateral, subordinated to the liens in favor of Senior Creditor on the same basis as the other liens in favor of Subordinated Creditors are so subordinated to the liens securing the Senior Debt under this Agreement and (2) solely to the extent that the Collateral pledged or secured by the Subordinated Creditors Documents has been diminished in connection with such Insolvency or Liquidation Proceeding, superpriority claims subordinated to the Senior Debt and all claims granted to Senior Creditor in the manner and on the terms set forth herein, and (y) in the event Subordinated Creditors receives adequate protection, including in the form of additional collateral, then Subordinated Creditors agrees that any lien on any additional collateral securing the Subordinated Debt shall be subordinated to the liens on such collateral securing the Senior Debt and any debtor in possession financing provided by Senior Creditor and any other liens granted to Senior Creditor as adequate protection, with such subordination to be on the same terms that the other liens securing the Subordinated Debt are subordinated to the Senior Debt under this Agreement. Subject to the foregoing, Senior Creditor agrees that it shall not object, contest or support any other person objecting to or contesting, in each case, unless it has not received adequate protection in respect of the Senior Debt, (i) any request by Subordinated Creditors for adequate protection permitted by this Agreement or (ii) any objection by Subordinated Creditors which Subordinated Creditors is not prohibited from making under this Agreement to any motion, relief, action or proceeding based on a claim or a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Subordinated Creditors under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

(e)  Notwithstanding anything to the contrary in this Section 6, in any Insolvency or Liquidation Proceeding, Subordinated Creditors may (a) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditors, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement (it being agreed nothing in the foregoing permits Subordinated Creditors to file any pleadings adverse to Senior Creditor), (b) file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Debt and the Collateral, or propose debtor in possession financing if debtor in possession financing is not then being proposed by Senior Creditor, and (c) cash bid at any Section 363 hearing or with respect to any other Collateral disposition. Notwithstanding clause (b) above, in the event Subordinated Creditors has not filed a proof of claim prior to the tenth (10th) business day prior to the date claims may last be filed in any such Insolvency or Liquidation Proceeding, Senior Creditor may file such proof of claim on behalf of Subordinated Creditors and is hereby authorized to do so.

(f)  Subordinated Creditors acknowledges and agrees that (a) the grants of liens pursuant to the Senior Creditor Documents and the Subordinated Creditors Documents constitute two separate and distinct grants of liens and (b) because of, among other things, their differing rights in the Collateral, the claims of Subordinated Creditors are fundamentally different from the claims of Senior Creditor and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Senior Creditor and Subordinated Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then Subordinated Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against Company in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by Subordinated Creditors), Senior Creditor shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by Subordinated Creditors, with each Subordinated Creditor hereby acknowledging and agreeing to turn over to Senior Creditor amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Subordinated Creditor.

(g)  Except as contemplated in Section 6(d) above with respect to Subordinated Creditors seeking adequate protection, nothing contained herein shall prohibit or in any way limit Senior Creditor from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by Subordinated Creditors.

(h)  To the extent that Subordinated Creditors has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, Subordinated Creditors agrees not to assert any of such rights without the prior written consent of Senior Creditor; provided that if requested by Senior Creditor, Subordinated Creditors shall timely exercise such rights in the manner requested by Senior Creditor, including any rights to payments in respect of such rights.

(i)  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to Company shall include Company as a debtor in possession and any receiver or trustee for Company in any Insolvency or Liquidation Proceeding.

7.  Negative Covenants of Subordinated Creditors. Except as expressly permitted by Section 4 above, Subordinated Creditors covenants and agrees that it shall not, until the Senior Debt shall have been paid and performed in full, directly or indirectly:

(a)  take any action with respect to the Collateral, whether by judicial or non-judicial foreclosure, notification to Company’s account debtors, setoff or otherwise;

(b)  exercise or enforce any right of acceleration, demand or set off against Company or the assets or property of Company;

(c)  make any claim or commence or initiate any action, lawsuit, case or proceedings against Company or join together with any creditor in any action, lawsuit, case or proceeding against Company;

(d)  ask for, demand, take, accept, receive or take any action to obtain, any security interest or lien on the assets or property of Company or exercise any right of foreclosure or any right or remedy with respect to Company or the assets or property of Company;

(e)  contact any account debtors of Company or otherwise seek payment from any obligor on any Collateral;

(f)  direct Senior Creditor to exercise any right, remedy or power with respect to any Collateral or pursuant to the Senior Creditor Documents; or

(g)  object to, impede, interfere with or attempt to restrict or restrain any foreclosure or other exercise by Senior Creditor of any right, remedy or power with respect to any Collateral or pursuant to the Senior Creditor Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right, whether as a junior lien creditor or otherwise, Subordinated Creditors hereby irrevocably waives such right).

8.  Amendment of Senior Debt.

(a)  Each Subordinated Creditor hereby waives any rights it may have to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Senior Debt, other than (i) an increase in the interest rate of the Senior Debt to an amount greater than the interest rate payable pursuant to the Subordinated Note and (ii) an increase in the principal amount or the Senior Debt.

(b)  Senior Creditor may at any time, in Senior Creditor’s discretion and without notice to or the consent of Subordinated Creditors, renew or extend the time of payment of any portion of the Senior Debt, amend or modify the Senior Creditor Documents, or waive or release any collateral which may be held therefor, and Senior Creditor may otherwise enter into such agreements with Company as Senior Creditor may deem desirable without notice to or further assent from Subordinated Creditors and without in any way affecting Senior Creditor’s rights hereunder. In no event shall the Senior Creditor amend the Senior Creditor Documents to (i) increase the interest rate of the Senior Debt to an amount greater than the interest rate payable pursuant to the Subordinated Note or (ii) increase the principal amount of the Senior Debt.

9.  Representations, Warranties and Affirmative Covenants of Subordinated Creditors. Each Subordinated Creditor, severally and not jointly, represents, covenants and agrees that it:

(a)  is the sole owner and holder of the Subordinated Debt listed opposite its name on Schedule A hereto and that it has not sold or assigned any interest therein;

(b)  has not granted any prior subordinations with respect to the Subordinated Debt;

(c)  does not have a security interest or lien on any property or assets of Company other than as set forth in the Subordinated Creditor Documents, other than any indirect security interest or lien arising solely from such Subordinated Creditor’s ownership of equity securities of Senior Creditor ;

(d)  will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any entity other than one that has agreed in a writing to become bound to this Agreement and to succeed to the rights and to be bound by all of the obligations of Subordinated Creditors hereunder;

(e)  will allow the Company to place a legend on the Subordinated Creditor Documents to state that the Subordinated Debt is subordinate to the Senior Debt and is subject to the terms and conditions of this Agreement;

(f)  will give Senior Creditor prompt (and in no event later than 10 days after Subordinated Creditors shall become aware thereof) notice of any written notice of any event of default delivered to Company under the Subordinated Creditors Documents;

(g)  will not modify, amend, alter, change, substitute or extend any of the terms or provisions of the Subordinated Debt or any of the Subordinated Creditors Documents without the prior written consent of Senior Creditor;

(h)  will, at the request of Senior Creditor, release any lien and security interest it has on any of the Collateral to the extent necessary to facilitate a transfer or sale of the Collateral pursuant to the Senior Creditor’s exercise of remedies after an Event of Default under the Senior Creditor Documents, so long as the proceeds thereof are applied against the Senior Debt and any excess is paid to Subordinated Creditors to be applied against the Subordinated Debt;

(i)  will execute and deliver such additional instruments and documents and take such additional actions as Senior Creditor may reasonably request in order to carry out and evidence the terms of this Agreement;

(j)  will not take or cause to be taken any action, the purpose or effect of which is to make any lien in respect of any of the Collateral pari passu with or senior to, or to give Subordinated Creditors any preference or priority relative to, the liens in favor of Senior Creditor with respect to the Collateral; and

(k)  will not, except with the written approval of Senior Creditor, acquire or hold any lien on any assets of Company securing the Subordinated Debt except to the extent Senior Creditor has been granted and holds a perfected security interest in such assets with priority in right of time of perfection and subject to the subordination and other terms provided in this Agreement.

10.  Waiver of Marshaling. Subordinated Creditors irrevocably waives any right to compel Senior Creditor to marshal assets of Company, whether such rights arise under California Civil Code §§2899 and 3433 or otherwise.

11.  Term. The subordinations and agreements set forth herein shall remain in full force and effect until Senior Creditor advises Subordinated Creditors that Company has paid and performed, or satisfied in full, the Senior Debt and Senior Creditor has terminated its security interests in and to the Collateral. The rights and obligations of Subordinated Creditors and Senior Creditor hereunder shall not be affected by any act or failure to act by Company (regardless of any knowledge Senior Creditor may have thereof) or the bankruptcy or insolvency of Company and shall be effective regardless of whether either Senior Creditor or Subordinated Creditors in the future seeks to rescind, amend, terminate or reform by litigation or otherwise their respective agreements with Company.

12.  Preference and Reinstatement. If Company makes a payment to Senior Creditor and if Senior Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Company any amount of such payment as a preference (a “Recovery”), then the claims of Senior Creditor shall be revived to the extent of such Recovery and continue in full force and effect as Senor Debt entitled to the benefits of this Agreement, as if such payment had not been received by Senior Creditor. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

13.  The Collateral.

(a)  Subject to applicable law, except as otherwise expressly provided for herein, until the Senior Debt is paid and performed in full, Senior Creditor shall be entitled to deal with the Collateral in accordance with the terms of the Senior Creditor Documents as if the liens of Subordinated Creditors did not exist. The rights of Subordinated Creditors with respect to the Collateral shall at all times be subject to the terms of this Agreement.

(b)  Senior Creditor shall have no obligation whatsoever to Subordinated Creditors to assure that the Collateral is genuine or owned by Company or to preserve the rights or benefits of any person or entity. Senior Creditor shall not be under any obligation to Subordinated Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Senior Creditor Documents or the Subordinated Creditors Documents, or to inspect the properties, books or records of Company or any of its subsidiaries.

(c)  Senior Creditor shall not have any fiduciary relationship in respect of Subordinated Creditors. Subordinated Creditors shall not have a fiduciary relationship in respect of Senior Creditor. Senior Creditor makes no representations as to the value or condition of the Collateral or any part thereof, as to the title of Company to the Collateral, as to the security afforded by this Agreement or any other document relating to the Collateral or, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other document relating to the Collateral, and Senior Creditor shall incur no liability or responsibility in respect of any such matters.  Senior Creditor shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Senior Creditor shall have no duty to Company or to the holders of any of the Subordinated Debt, as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Senior Creditor or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(d)  Upon the payment and performance in full of the Senior Debt, Senior Creditor shall deliver to Subordinated Creditors the Collateral held or received by it, together with any necessary endorsement and any other proceeds of Collateral held by it. Senior Creditor further agrees, upon payment and performance in full of the Senior Debt, to take all other action reasonably requested by Subordinated Creditors in connection with Subordinated Creditors obtaining a first priority perfected security interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e)  Senior Creditor and Subordinated Creditors shall each be entitled to rely upon any certificate, notice, consent or other instrument in writing (including any facsimile transmission) believed by such person to be genuine and correct and to have been signed or sent or made by or on behalf of a proper person and shall be entitled to advice of counsel concerning all matters pertaining to this Agreement.

(f)  Notwithstanding any provision to the contrary elsewhere in this Agreement and the other documents relating to the Collateral, Senior Creditor shall not have any duties or responsibilities, except those expressly set forth in this Agreement, and no implied covenants, functions or responsibilities fiduciary or otherwise shall be read into this Agreement or otherwise exist against the Senior Creditor.

14.  Attorneys’ Fees. In any dispute between Senior Creditor and any Subordinated Creditor regarding this Agreement, the non-prevailing party shall pay the prevailing party its reasonable attorneys fees and expenses incurred in connection with such dispute. It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on counsel customary billing rates charged to the prevailing party by its counsel in similar matters. For the purposes of Section 1717 of the California Civil Code, a party shall be the “prevailing party” if it recovers any funds whatsoever from the other party, whether by settlement, judgment or otherwise.

15.  Refinancing of Senior Debt. In the event that any person(s) (“Refinancing Senior Lenders”) at any time hereafter extends credit to Company and the proceeds of such extension of credit are applied to the payment and performance in full of all of the Senior Debt, then all indebtedness and liabilities of Company to the Refinancing Senior Lenders shall be entitled to the benefits of this Agreement to the same extent as the Senior Debt and Senior Creditor, provided such Refinancing Senior Lenders agree in writing to be bound hereby, and Subordinated Creditors and Company shall promptly execute and deliver any agreement which the Refinancing Senior Lenders shall reasonably request with respect thereto confirming the terms and conditions of this Agreement in favor of the Refinancing Senior Lenders. Any reference contained in this Agreement to “Senior Creditor” shall be deemed to include any holder of Senior Debt at any time, including, without limitation, any Refinancing Senior Lender.

16.  Conflicts. Senior Creditor acknowledges and agrees that to the extent the terms and provisions of this Agreement are inconsistent with the terms and provisions of the Senior Creditor Documents or any other agreements relating to or evidencing the Senior Debt, the terms and provisions of this Agreement shall be controlling. Subordinated Creditors acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with the terms and provisions of the Subordinated Creditors Documents or any other agreements relating to or evidencing the Subordinated Debt, the terms and provisions of this Agreement shall be controlling. The provisions of this Section 16 are for the purpose of defining the relative rights of Senior Creditor, on the one hand, and Subordinated Creditors, on the other hand, and nothing herein shall impair, as between Company and Subordinated Creditors, the obligation of Company, which is unconditional and absolute, to pay to Subordinated Creditors the Subordinated Debt in accordance with its terms and the provisions of the Subordinated Creditors Documents. All understandings, agreements, representations and warranties contained herein are solely for the benefit of the parties hereto and there are no other parties (including, without limitation, Company) who are intended to be benefited in any way by this Agreement.

17.  Governing Law; Jurisdiction; Jury Waiver; Judicial Reference.

(a)  This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of California.

(b)  The undersigned hereby submit to the exclusive jurisdiction of the state and federal courts located in the County of San Francisco, State of California. Any arbitration pertaining to the this Agreement or the transactions described herein shall be held in San Francisco, California.

(c)  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

Senior Creditor Initials ______  Subordinated Creditors Initials ______  Company Initials ______

(d)  In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(i) With the exception of the items specified in clause (ii), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(ii) The matters that shall not be subject to a reference are the following: (A) nonjudicial foreclosure of any security interests in real or personal property, (B) exercise of self-help remedies (including, without limitation, set-off), (C) appointment of a receiver and (D) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (A) and (B) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (C) and (D). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(iii) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(iv) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(v) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vi) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(vii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(viii) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(ix) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER DOCUMENTS EXCEPT AS PROVIDED IN CLAUSE (II) ABOVE.

18.  Miscellaneous.

(a)  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. For the avoidance of doubt, Senior Creditor may at any time assign all of its rights and obligations hereunder to any Refinancing Senior Lender.

(b)  In case any provision hereof shall be determined to be unenforceable, the remaining provisions hereof shall remain valid and enforceable.

(c)  This Agreement constitutes the final and complete agreement of the parties thereto and shall not be amended or modified except in writing signed by Senior Creditor and Subordinated Creditors.

(d)  No failure or delay on the part of any party hereto in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

(e)  Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing provisions of this Section 18(d), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on the signature pages hereof.

(f)  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

[Senior Creditor Signature Page]

IN WITNESS WHEREOF, the Senior Creditor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Solidus Networks, Inc., as Senior Creditor

By:	/s/ Brian Miller

Title:	Executive Vice President

Address for Notice:

Solidus Networks, Inc.
101 Second Street, Suite 1500
San Francisco, CA 94105

with a copy, not constituting notice, to:

Cooley Godward, LLP
c/o Kenneth L. Guernsey
101 California St., 5th Floor
San Francisco, CA 94111

[Subordinated Creditors Signature Page]

IN WITNESS WHEREOF, the Subordinated Creditors has caused this Agreement to be duly executed and delivered by itself or by its officer thereunto duly authorized, as applicable, as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Calico Capital Group

Print Name Above

By:	/s/ Michael Clofine
Name: Michael Clofine Title: Partner

[Subordinated Creditor should also initial Section 17(c)]

[Subordinated Creditors Signature Page]

IN WITNESS WHEREOF, the Subordinated Creditors has caused this Agreement to be duly executed and delivered by itself or by its officer thereunto duly authorized, as applicable, as of the date first above written.

For Individuals:

Trevor Colby

Print Name Above

/s/ Trevor Colby

Sign Name Above

For Entities:

Print Name Above

By:
Name: Title:

[Subordinated Creditor should also initial Section 17(c)]

[Subordinated Creditors Signature Page]

IN WITNESS WHEREOF, the Subordinated Creditors has caused this Agreement to be duly executed and delivered by itself or by its officer thereunto duly authorized, as applicable, as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Patriot Capital Limited

Print Name Above

By:	/s/ Stephen Rasch
Name: Stephen Rasch Title: President

[Subordinated Creditor should also initial Section 17(c)]

[Subordinated Creditors Signature Page]

IN WITNESS WHEREOF, the Subordinated Creditors has caused this Agreement to be duly executed and delivered by itself or by its officer thereunto duly authorized, as applicable, as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

MLA Capital, Inc.

Print Name Above

By:	/s/ Mark Tunnery
Name: Mark Tunnery Title: President

[Subordinated Creditor should also initial Section 17(c)]

[Subordinated Creditors Signature Page]

IN WITNESS WHEREOF, the Subordinated Creditors has caused this Agreement to be duly executed and delivered by itself or by its officer thereunto duly authorized, as applicable, as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Ridgewood Ltd.

Print Name Above

By:	/s/ N.J. Fiore
Name: N.J. Fiore Title: President

[Subordinated Creditor should also initial Section 17(c)]

COMPANY ACKNOWLEDGMENT AND AGREEMENT

Company does hereby accept and acknowledge receipt of a copy of the foregoing Agreement, and agree that (a) it will not pay any of the Subordinated Debt except as the foregoing Agreement provides; (b) it will be bound by all provisions of the foregoing Agreement; (c) it will place a legend on the Subordinated Creditor Documents to state that the Subordinated Debt is subordinate to the Senior Debt and is subject to the terms and conditions of the foregoing Agreement; and (d) it will have no rights, remedies or priorities either directly or as a third party beneficiary by virtue of the foregoing Agreement except as expressly set forth herein.

Company agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that no party shall have any liability to Company for acting in accordance with the provisions of the foregoing Agreement and, except as otherwise provided therein, the Senior Creditor Documents and the Subordinated Creditors Documents.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement to be duly executed under seal as of the day and year first above written.

WinWin Gaming, Inc., a Delaware corporation

By:	/s/ Patrick Rogers

Name:	Patrick Rogers

Title:	President & Chief Executive Officer